UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2019

BELMOND LTD.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation)

001-16017	98-0223493
(Commission File Number)	(IRS Employer Identification Number)

22 Victoria Street

Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

(441) 295-2244

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-b of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On April 17, 2019, LVMH Moët Hennessy - Louis Vuitton SE, a corporation organized under the laws of France (“LVMH”), completed its previously announced acquisition of Belmond Ltd., an exempted company incorporated in Bermuda (the “Company”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of December 13, 2018 (the “Merger Agreement”), by and among the Company, LVMH, Palladio Overseas Holding Limited, a company organized under the laws of England and Wales and an indirect, wholly-owned subsidiary of LVMH (“Holding”), and Fenice Ltd., an exempted company organized under the laws of Bermuda and a wholly-owned subsidiary of Holding (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into the Company (the “Merger”) in accordance with the Companies Act 1981 of Bermuda, as amended (the “Bermuda Companies Act”). At the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Sub ceased, with the Company continuing as the surviving company in the Merger and as a subsidiary of Holding (the “Surviving Company”). The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Current Report on Form 8-K does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 14, 2018 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Effective as of April 17, 2019, all amounts outstanding under that certain Amended and Restated Credit Agreement, dated as of July 3, 2017, among the Company, Belmond Interfin Ltd., the lenders from time to time party thereto and Barclays Bank PLC, acting as administrative agent, collateral agent and swingline lender (the “Amended and Restated Credit Agreement”) were repaid, and the Amended and Restated Credit Agreement, including any commitments thereunder, was terminated.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note, which is incorporated herein by reference, on April 17, 2019, pursuant to the terms and conditions of the Merger Agreement, the Merger was completed.

At the Effective Time, each class A common share, par value $0.01 per share, of the Company (the “Class A Shares”) issued and outstanding immediately prior to the Effective Time (other than Class A Shares held by the Company as treasury stock or owned by LVMH, Holding, Merger Sub or any other direct or indirect wholly-owned subsidiary of LVMH or by any subsidiary of the Company) was converted into the right to receive $25.00 per Class A Share in cash, net of applicable withholding taxes and without interest (the “Per Share Merger Consideration”). At the Effective Time, (i) any Class A Shares held by the Company as treasury shares or that were owned by LVMH, Holding or Merger Sub were cancelled and are not entitled to any consideration or any repayment of capital in connection therewith and (ii) any Class A Shares held by a subsidiary of the Company or LVMH (other than Holding or Merger Sub) continued as class A common shares of the Surviving Company and are not entitled to any consideration or any repayment of capital in respect thereof.  All of the Company’s class B common shares, par value $0.01 per share (the “Class B Shares”), remain outstanding as class B common shares, par value $0.01 per share, of the Surviving Company and were unaffected by the Merger.

At the Effective Time, (i) all Company stock options outstanding immediately prior to the Effective Time were cancelled in exchange for the right to receive a lump sum cash payment (without interest and less applicable withholding taxes) in an amount equal to the excess of the Per Share Merger Consideration over the per share exercise price of the option, multiplied by the number of Class A Shares underlying the option, (ii) all Company deferred share awards and Company restricted share awards outstanding immediately prior to the Effective Time were cancelled in exchange for the right to receive a lump sum cash payment (without interest and less applicable withholding taxes) in an amount equal to the Per Share Merger Consideration, multiplied by the number of Class A Shares underlying the award and (iii) all Company performance share awards outstanding immediately prior to the Effective Time were cancelled in exchange for the right to receive a lump sum cash payment (without interest and less applicable withholding taxes) in an amount equal to the Per Share Merger Consideration, multiplied by the number of Class A Shares subject to the performance share award calculated based on the target level of achievement.

The description of the Merger and the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 14, 2018 and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 17, 2019, in connection with the consummation of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) of the consummation of the Merger and requested that the NYSE (i) suspend trading of the Class A Shares on the NYSE prior to the open of trading on April 17, 2019, (ii) withdraw from listing on the NYSE the Class A Shares and the preferred share purchase rights attached thereto (the “Preferred Share Purchase Rights”) and (iii) file with the SEC an application on Form 25 to report that the Class A Shares and the Preferred Share Purchase Rights are no longer listed on the NYSE.  As a result, the Class A Shares, which previously traded under the symbol “BEL,” ceased to be traded on the NYSE prior to the open of trading on April 17, 2019, and the Class A Shares and Preferred Purchase Rights will no longer be listed on the NYSE.

The Company further intends to file a certification on Form 15 with the SEC to suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in the Introductory Note, Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Pursuant to Amendment No. 3 to the Amended and Restated Rights Agreement, dated December 13, 2018 (the “Rights Agreement Amendment”), by and between the Company and Computershare Trust Company N.A. (“Computershare”), amending the Rights Agreement, dated June 1, 2000, as amended and restated as of April 12, 2007, by and between the Company (f/k/a Orient-Express Hotels Ltd.) and Computershare, as rights agent, in connection with the Merger, upon the occurrence of the Effective Time, the Preferred Share Purchase Rights issued thereunder expired and ceased to be exercisable effective as of immediately prior to the Effective Time.

The description of the Rights Agreement Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement Amendment, a copy of which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 14, 2018 and is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information contained in the Introductory Note, Item 2.01, Item 3.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, the Company, as the Surviving Company, became an indirect subsidiary of LVMH, with Holding, a direct, wholly-owned subsidiary of LVMH, effectively acquiring all of the issued and outstanding Class A Shares, and Belmond Holdings 1 Ltd., a direct, wholly-owned subsidiary of the Company (“Belmond Holdings 1”), retaining its ownership of all Class B Shares. At the Effective Time, pursuant to the Merger Agreement, (i) all of the common shares of Merger Sub (all of which were owned by Holding) and all of the Class A Shares owned by Holding issued and outstanding immediately prior to the Effective Time were cancelled and converted into the same number of class A common shares of the Surviving Company as the number of Class A Shares issued and outstanding immediately prior to the Effective Time and (ii) the Class B Shares issued and outstanding immediately prior to the Effective Time were unaffected by the Merger and remain outstanding as class B common shares of the Surviving Company that are held by Belmond Holdings 1.  Consequently, (i) the class A common shares of the Surviving Company now held by Holding represent approximately 36.4% of the outstanding combined voting power of the Surviving Company as of the Effective Time, and (ii) the class B common shares of the Surviving Company that remain held by Belmond Holdings 1 represent approximately 63.6% of the outstanding combined voting power of the Surviving Company as of the Effective Time, in each case, based upon (A) 103,308,631 Class A Shares outstanding as of immediately prior to the Effective Time, (B) 18,044,478 Class B Shares outstanding as of immediately prior to the Effective Time, and (C) the bye-laws of the Company becoming the bye-laws of the Surviving Company pursuant to the Merger Agreement and each class A common share of the Surviving Company thus being entitled to 1/10th of one vote and each class B common share of the Surviving Company being entitled to one vote, with such class A shares and class B shares voting together as a single class on all matters submitted for the approval of the shareholders of the Surviving Company, except as otherwise required by applicable law or the bye-laws of the Surviving Company.

LVMH funded the acquisition using cash on hand and paid aggregate Per Share Merger Consideration, including amounts thereof paid to holders of Company stock options, deferred share awards, restricted share awards and performance share awards in accordance with the Merger Agreement, of approximately $2.31 billion.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in the Introductory Note, Item 2.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Effective as of the consummation of the Merger and pursuant to the Merger Agreement, Jean-Jacques Guiony, Margaret Attwooll and Loïc Pierre Marie Henriot, as the directors of Merger Sub immediately prior to the Effective Time, became all of the directors of the Surviving Company, in each case holding office until his or her respective successor is duly elected or appointed and qualified, or until his or her death, resignation or removal in accordance with the Bermuda Companies Act. As a result of the Merger, Roland A. Hernandez, Harsha V. Agadi, Mitchell C. Hochberg, Ruth A. Kennedy, Ian Livingston, Demetra Pinsent, Gail Rebuck and H. Roeland Vos ceased to be directors of the Company.

Subsequent to the Effective Time, but on the date of the Effective Time, at a special general meeting of the shareholders of the Surviving Company, Mr. Vos was elected as a director of the Surviving Company by the combined, unanimous vote of Holding and Belmond Holdings 1 as the only shareholders of the Surviving Company, and will hold office until his successor is duly elected or appointed and qualified, or until his death, resignation or removal in accordance with the Bermuda Companies Act.

Pursuant to the Merger Agreement, the executive officers of the Company immediately prior to the Effective Time continue to be the executive officers of the Surviving Company following the consummation of the Merger, in each case until his or her respective successor is duly elected or appointed and qualified, or until his or her death, resignation or removal.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information contained in Item 5.02 of this Current Report on Form 8-K with respect to the special general meeting of shareholders of the Surviving Company is incorporated by reference into this Item 5.07.

Item 8.01. Other Events.

On the Closing Date, the Company and LVMH issued a joint press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of December 13, 2018, by and among Belmond Ltd., LVMH Moët Hennessy - Louis Vuitton SE, Palladio Overseas Holding Limited and Fenice Ltd. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on December 14, 2018).

4.1

Amendment No. 3 to Amended and Restated Rights Agreement, dated December 13, 2018, between Belmond Ltd. (f/k/a Orient-Express Hotels Ltd.) and Computershare Trust Company N.A. (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on December 14, 2018).

99.1	Joint Press Release, dated April 17, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELMOND LTD.

	By:	/s/ Richard M. Levine
		Name:	Richard M. Levine
		Title:	Executive Vice President, Chief Legal Officer & Secretary

Date: April 17, 2019